Exhibit 10.25
          First Amendment to Lease with Kingston Atlanta Partners, L.P.


                 FIRST AMENDMENT TO STANDARD FOR LEASE (OFFICE)


     THIS FIRST AMENDMENT TO STANDARD LEASE FORM (OFFICE) ("First Amendment") dated as of the ___day of June, 1996, by and between KINGSTON ATALANTA PARTNERS, L.P., a Delaware limited partnership ("Landlord") and ON-SITE SOURCING, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain Pershing Point Plaza Standard Form Lease (Office), dated December 15, 1995 (the "Lease") for
5.512 rentable square feet of space located on the second floor (as defined in the Lease, the "Premises") at 1375 Peachtree Road, N.E., Atlanta, Georgia (as defined in the Lease, "Building"); and

     WHEREAS, in Paragraph 10 to the Special Stipulations in the Lease, Landlord and Tenant agreed that Tenant would have the right of first opportunity to lease additional space adjacent to the Premises (as defined in the Lease, the "ROFO Space") for a period of two years following the Commencement Date of the Lease (as defined in the Lease, the `ROFO");

     WHEREAS, Pursuant to terms of the ROFO, Landlord has notified Tenant of its intention to Lease the ROFO Space to an interested third party and Tenant has notified Landlord of its election to exercise the ROFO with regard to the ROFO space; and

     WHEREAS, Pursuant to the Lease, Landlord and Tenant wish to enter into the First Amendment to add the ROFO to the Premises governed by the Lease, and to address certain other agreements between the parities;

     NOW, THEREFORE, for and in consideration of the premises hereto, the keeping and performance of the covenants and agreements hereinafter contained, and for Ten and No/100 Dollars $10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree as follows:

 1. Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary.

 2. Name of Tenant. All reference in the Lease to "On Site Sourcing" shall hereby be replaced with "On-Site Sourcing, Inc." The parties hereto acknowledge that the reference herein is being changed to correct a scrivener's error, and each party, intending to be bound by the terms of the Lease, hereby ratifies and confirms all provisions thereof, as amended by this First Amendment.

3. Additional of ROFO Space to the Premises. The language "and effective July 1, 1996, the additional premises described on that certain floor plan attached hereto as Exhibit "A-1" and incorporated herein by reference" shall be added to the third line in Paragraph 1 of the Lease immediately following the phrase "certain premises described on that certain floor plan attached hereto a Exhibit "A" and incorporated herein by reference".

4. Area of ROFO Space. Landlord and Tenant hereby stipulate and agree that the ROFO Space contains 1,832 rentable square feet and 1/593 useable square feet.

5. Base Rent for ROFO Space. Exhibit "B" to the Lease is hereby deleted in its entirety and the attached Exhibit "B" hereby substituted therefore.

6.   Leasehold Improvement Allowance for ROFO Space.

(a) Subject to the provisions of this Paragraph 6, Landlord shall perform or cause to be performed all work in and to the ROFO Space in accordance with the construction documents dated June 7, 1996 prepared by Rabaut Design, Inc. and approved by Landlord ("Construction Documents") (the "Work"). Tenant shall be solely responsible for all costs and expenses of performing the Work, including without limitation, the cost of obtaining all permits, except that Landlord shall provide Tenant an allowance to be applied toward such costs in an amount equal to Twenty One Thousand Six Hundred Sixty-Four and 80/100ths Dollars ($21,664.80) (the `ROFO Space Improvement Allowance"). Tenant hereby agrees that the ROFO Space Improvement Allowance shall not be used for signs, furniture, fixtures, equipment, moving costs, or similar items, and the ROFO Space Improvement Allowance shall only be used for "hard" construction costs associated with building of the Work and at any time thereafter, Tenant agrees to pay to Landlord, in advance, any costs of performing any of the Work in excess of the ROFO Space Improvement Allowance. Any portion of the ROFO Space Improvement Allowance not utilized in connection with initial improvements of the Premises in accordance with the provisions of the Construction Documents shall be retained by Landlord for Landlord's benefit.
(b) If at Tenant's request and upon submission by Tenant of all necessary drawing, plans and specifications, Landlord agrees to perform any other work in addition to the work shown in the Construction Documents, or, if Tenant, subject to Landlord's cost of performing the Work contemplated thereby, then, in either case, the additional work so contemplated and additional costs therefrom (the "Extra Work") will be done at Tenant's sole cost and expense and payment for such Extra Work shall be evidenced by an agreement ("Work Request Agreement") signed by an authorized officer of Tenant authorizing Landlord to perform such Extra Work at Tenant's sole cost and expense. Prior to commencing any such Extra Work request by Tenant, Landlord shall submit to Tenant written estimates of the cost of such Extra Work. If Tenant shall fail to approve said estimates within two (2) business days from the
(c) Agreement, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon, in which case Landlord shall proceed with construction based on the Constitution Documents and without regard to the proposed change order, absent agreement of the parties to the contrary. Landlord shall not be liable for any damages, nor shall the Commencement Date be delayed, nor any Base Rent or Additional Rent abated, as a result of the construction or performance of any Extra Work or of any delay in such construction or performance.

( c) Failure by Tenant to pay in full any sums payable for the Work or Extra Work in excess of the ROFO Space Improvement Allowance or the Design Allowance pursuant to this paragraph 6 will constitute failure to pay Additional Rent when due and an event of default under the Lease giving rise to all remedies available to Landlord under the Lease and at law or in equity.

(d) Upon completion of the Work contemplated by the Construction Documents, Tenant shall provide to Landlord upon Landlord's request, a written certification that the Work has been done in compliance with this Lease.

(e) Tenant shall obtain complete plans, drawings and specifications ("Plan") for work to be performed to prepare the ROFO Space for occupancy. The plans and drawings shall be prepared by a party to be selected by Tenant, subject to Landlord's approval and shall be paid by Tenant, in accordance with the provisions of Paragraph 6(d) above. Notwithstanding the foregoing, Landlord shall reimburse tenant in an amount up to $1,593.00 (the "Design Allowance") for the actual costs incurred by Tenant in preparing the Plans. The Design Allowance shall become payable by Landlord on the later of July 1, 1996 or the date that
(f) Tenant occupies the ROFO Space, upon presentation of proof of payment to the designer by Tenant, provided, however, that prior to the commencement of the Work or at any time thereafter, Tenant agrees to pay to Landlord in advance, any costs of performing any of the Work in excess of the Design Allowance. Any portion of the Design Allowance not utilized in connection with Plans shall be retained by Landlord for Landlord's benefit.

7. Right of First Offer. Paragraph 10 in the Special Stipulations to the Lease is hereby deleted from the Lease and shall have no further force and effect. The parties hereto acknowledge and agree that there are no other rights of first offer, rights of first refusal or expansion options under the Lease.

8. Continued Validity. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant. Tenant hereby acknowledges and agrees that, as of the date hereof, the Lease is subject to no offsets, claims, counterclaims or defenses of any nature whatsoever.

9. Modifications. This Agreement may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Landlord and Tenant or their respective heirs, representatives, successors and permitted assigns.

10. Authority of Tenant. The person executing this Agreement on behalf of nant does hereby personally represent and warrant that Tenant is a validly existing corporation and is fully authorized and qualified to do business in the State of Georgia, that the corporation has full right and authority to enter into this Agreement, and that the undersigned, who is signing on behalf of the corporation, is a duly authorized officer of the corporation and is authorized to sign on behalf of the corporation.

11. Broker. Tenant hereby reaffirms the representation set forth in Paragraph 38 of the Lease as of the date hereof, and the indemnity set forth therein.



                   [REMAINDER OF PAGE INTENTIALLY LEFT BLACK]

     IN WITNESS WHEREOF, the parties have set their hands and affixed their seals to this Agreement to be effective as of the day and year first above written.


                         "LANDLORD"

                         KINGSTON ATLANTA PARTNERS, L.P. a
                         Delaware limited partnership


                    `    By:  Pershing Properties, Inc., its sole partner


                              By: _____________________________

                                   Name: _____________________________

                                   Title:  _____________________________


                         [AFFIX CORPORATE  SEAL]

                         "TENANT":

                         ON-SITE SOURCING, INC., a Delaware corporation




                              By: __________________________________



                                 Name:  Anthony A. Kopsidas
                                  Title:  Vice President, Operations


                         [AFFIX CORPORATE SEAL]

EXHIBIT "B"
                                    Base Rent


Months                        Rent/Month          Rent/Year

 1                       $0             N/A

2-6                      ($5391.17)          $64,766.04

7-73                     ($7185.00)          $86,292.00

                          STORAGE AREA LEASE AGREEMENT


THIS STORAGE AREA LEASE AGREEMENT (the "Lease"), made this 22nd day of August, 1996, by and between KINGSTON ATLANTA PARTNERS, L.P. (Landlord) whose address is 1375 Peachtree Road, Suite 700, Atlanta, Georgia 30303; and ON-SITE SOURCING, INC. ("Tenant"), whose address is 1375 Peachtree Road, Suite 210, Atlanta,
Georgia   30303.

                                   WITNESSETH

1.   PREMISES AND TERM

(a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, space of 130 rentable square feet, more or less (the "Premises") , being Suite 210A in the 1375 Building at Pershing Point Plazas (the "Building"), 1375 Peachtree Road, Atlanta, Georgia 30303. The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "A", and made a part hereof.

(b) The term of this Lease (the "Term") shall commence on the 1st day of September, 1996, (the "Commencement Date") and end at midnight on the 28th day of February, 2002 unless sooner terminated or extended as herein provided. This lease shall be effective and enforcement upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date.

     c All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord.

2.   RENTAL

(a) Tenant shall pay to Landlord at the address of Landlord indicated herein or at such other place Landlord designates without demand, deduction or setoff, an annual rental in the amount of $1,200.00 payable in equal monthly installments of $100.00 each (the "Monthly Rental") in advance on the first day of each calendar month during the Term. The term "Rent", as used herein, shall mean Monthly Rental.
3.
4.   USE

     Tenant shall use an occupy the Premises as a storage area only. Tenant's employees or agents shall have access as needed in conjunction with the operation and maintenance of the Premises as a storage area, but in no event shall Tenant provide office space in the Premises for its employees or agents or permit its employees or agents to occupy said Premises on a full-time basis. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body.

4.   DELIVERY OF THE PREMISES

     Landlord shall deliver possession of the Premises to Tenant, and Tenant accepts the Premise from Landlord, in "AS IS/WHERE IS" condition, broom clean, and Landlord shall have no obligation to install any tenant finishes to the Premises.


5.   SERVICES

     Landlord shall provide only the following services to the Premises:

          ( i) Elevator service for delivery needs;
          ( ii)     Janitorial service for all common areas; and
          ( iii)    Electricity.

6.   ASSIGNMENT AND SUBLETTING

     Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior consent of Landlord.

7.   CONDEMNATON

(a) If all of the Premises are taken by virtue of eminent domain or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession vests, and Rent paid for any period beyond said date shall be repaid to Tenant. In the event of a partial taking the Rent shall be adjusted in proportion to the square feet of Premises taken. In either event Tenant shall not be entitled to any part of the reward or any payment in lieu thereof and expressly waives any right to make any claim which would reduce the award otherwise payable t Landlord.

(b) Landlord shall have, in its discretion, the option of terminating this Lease if such condemnation or conveyance in lieu thereof makes continuation of Landlord's use of the Building as contemplated herein economically unfeasible.

8.   FORM LEASE

     Attached hereto as Exhibit "B" and by this reference incorporated herein is the form lease for space at Pershing Point Plaza (the "Form Lease"). Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions contained in the Form Lease shall e applicable to this Lease with the same force and effect as if Landlord were the "Landlord" under the Form Lease and Tenant were the "Tenant" thereunder; and in case of any breach of this Lease by Tenant, Landlord shall have all the rights against Tenant as would be available to the "Landlord" against the "Tenant" under the Form Lease if such breach were by the "Tenant" thereunder.

9.   NOTICES

     Any notice, request or consent by either party to the other hereunder shall be valid only if in writing and shall be deemed to be duly given only if hand delivered, or sent by certified mail or by a recognized national overnight delivery service which as a receipt of notice as a part of its delivery function. Such notices shall be addressed ( i ) if to Tenant, at the Premises and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party a that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed, upon the mailing thereof.

10.  TERMINATION

     Landlord or Tenant may terminate this Lease by providing the other not less than ninety (90) days' prior written notice of their intent. Tenant agrees to surrender the Premises in the same condition as it was delivered to Tenant, normal wear and tear excepted, prior to the expiration of the ninety days' notice period.



11.  HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

     The provision of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns.

12.  SECURITY DEPOSIT

     Tenant has deposited with Landlord $ -0- as a security deposit for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed. Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to Landlord. The security deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term hereof, if Tenant has fully performed its obligations hereunder. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon have the full security deposit on hand at all times during the Term of this lease. If there is a sale or lease of the Building subject to this lease, Landlord shall be released from all liability for the return of such security deposit. Tenant shall look solely to the successor Landlord for the return of said security deposit.

13.  RIGHT TO RELOCATE

     At the time or from time to time during the term of this Lease or any renewal thereof, Landlord shall have the unrestricted and unconditional right to relocate Tenant to similar or higher quality space within the project currently referred to as "Pershing Point Plaza" Should Landlord exercise its right to relocate Tenant, any and all costs incident to such relocation shall be determined prior to relocation of Tenant. If Tenant is not agreeable to relocation, Landlord may terminate this Lease and Tenant shall vacate the Premises within nineth (90) days of Landlord notice of termination.

14.  BROKERAGE COMMISSION; INDEMNITY

FAISON & ASSOCIATES, INC. ("FAISON") HAS ACTED AS CONTRACT MANAGER FOR LANDLORD IN THIS TRANSACTION. FAISON HAS NOT ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. FAISON IS TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commission or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

15.  EXCULPATION OF LANDLORD

     Landlord's obligation and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, or shareholder of Landlord nor any of the partners of Landlord shall have any personal liability whatsoever with respect to this Lease.

16.  GEORGIA LAW

     This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

17.  NO RECORDATION OF LEASE

     Without the prior consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

18.  SPECIAL STIPULATONS

     The special stipulations attached hereto and made a part hereof, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have cause this Lease to be executed under seal and delivered, on the day and year first above written.

          "LANDLORD"

               Kingston ATLANTA PARTNERS, INC.



               By:_____________________________

               It's _____________________________


          "TENANT"

               ON-SITE SOURCING, INC.

               By:_______________________________

               It's _______________________________